DEFERRAL AGREEMENT

UNDER

THE ALLIANCE CAPITAL MANAGEMENT L.P.

ANNUAL ELECTIVE DEFERRAL PLAN

FOR

YEAR 2001 BONUS OR YEAR END COMISSION PAYMENTS

This agreement (the “Plan Agreement”) is entered into between Alfred Harrison (“you”) and Alliance Capital Management L.P. (the “Company”) with respect to your elective deferral of a portion of your Bonus or Year End Commission Payments for the year 2001 under the Alliance Capital Management L.P. Annual Elective Deferral Plan (the “Plan”).  You have elected to defer a portion of your year 2001 Bonus or Year End Commission Payments as set forth in the Deferral Election signed by you and submitted with this Plan Agreement (your “Elective Deferral”) and in connection with that deferral you agree to the terms set forth in this Plan Agreement.  The Plan provides a description of the terms and conditions governing your Elective Deferral and all other aspects of your participation in the Plan.  If there is any inconsistency between the terms of this Plan Agreement and the terms of the Plan, the Plan’s terms completely supercede and replace the conflicting terms of this Plan Agreement.  All capitalized terms have the meanings given them in the Plan, unless specifically stated otherwise in this Plan Agreement.

1.             Crediting of Your Elective Deferral.  Your Elective Deferral will be credited to you under the Plan as of the date such amount(s) would otherwise have been paid to you absent your Deferral Election.

2.             Crediting of Your Company Matching Contribution.  As of the date that you are credited with the amount(s) constituting your Elective Deferral, you shall also be credited with an additional amount equal to 20% of those amount(s) (the “Company Matching Contribution”).

3.             Conversion of Units.  Your Elective Deferral and related Company Matching Contribution shall be converted into Units as soon as practicable after such amounts are credited to you.  The price per Unit used for such conversion shall be based on:

(i)            For Units purchased from one or more holders of outstanding Units, the cost paid by the Company for such Units as determined pursuant to the purchase and pricing methodologies generally used under the Partners Plan, reduced, at the discretion of the Committee, by the applicable commissions and purchase transaction fees; and

(ii)           For Units newly issued and acquired directly from Holding, a price equal to the average regular session closing price of the Units reflected on the NYSE composite tape for the December 31 following the relevant Deferral Election Date (or, if such date is not a trading day on the NYSE, then the last preceding trading day).

4.             Distributions on Units.  Any quarterly or special distribution paid with respect to Units credited to you shall also be credited to you and shall be converted into additional Units at such intervals as may be established by the Committee, but in any event no less frequently than annually.  The price per Unit used for such conversion shall be based on:

(i)             For Units purchased from one or more holders of outstanding Units, the cost paid by the Company for such Units as determined pursuant to the purchase and pricing methodologies generally used under the Partners Plan, reduced, at the discretion of the Committee, by the applicable commissions and purchase transaction fees; and

(ii)            For Units newly issued and acquired directly from Holding, a price equal to the average regular session closing price of the Units reflected on the NYSE composite tape for the date such distributions are paid.

5.             Your Account.  As of the date you are credited with cash amounts in respect of your Elective Deferral, Company matching Contribution or any distribution on Units credited to you in respect of your Elective Deferral or Company Matching Contribution, those amounts shall be posted to a bookkeeping account established under the Plan in your name (your “Plan Account”).  As of the date that any such amounts are converted into Units, your Plan Account shall be amended to reflect such conversation to Units.

6.                                      Vesting

(a)           Elective Deferrals.  Your Elective Deferral and all distributions credited with respect to Units into which your Elective Deferral has been converted, shall be 100% vested and non-forfeitable from and after the date such Elective Deferral and distributions are credited to you.

(b)           Company Match.  You shall become vested in your Company Matching Contribution and all distributions credited with respect to Units into which your Company Matching Contribution has been converted, in installments of one-third of the amount of your Company Matching Contribution and such distributions as of December 31 of each of 2002, 2003 and 2004, provided that you remain in the employ of the Company or an affiliate as of each such December 31, except that the entire amount of your Company Matching Contribution and the related distributions credited to you will fully vest if, prior to your Termination of Employment, you die, incur a Disability or attain age 62.  In the event of your Termination of Employment prior to age 62 other than due to death or Disability, to the extent that any portion of your Company Matching Contribution and related distributions is not vested as of the date of your Termination of Employment, such unvested portion shall be forfeited by you.

7.                                      Distribution.

(a)           Distribution Election.  You are required to complete the distribution section of your Deferral Election to designate the time and method of distribution for the amounts covered by your Deferral Election and the Company Matching Contribution and distributions relating to such amounts.  The distribution instructions set forth in your Deferral Election shall be irrevocable as to the amounts covered by such election; provided, however, that, if you so request, the Committee may, in its sole discretion, allow you to amend your distribution instructions to extend the deferral of the amounts covered by your Deferral Election and the Company Matching Contribution and related distributions, if such amendment is made at least one year prior to the scheduled distribution commencement date for such amounts and the amendment defers commencement of such distribution for at least three years beyond the scheduled distribution commencement date.

(b)           Uncertainty as to Distribution Date.  If, with respect to amounts covered by your Deferral Election, you have failed to elect a distribution commencement date or there exists any ambiguity as to the distribution commencement date you have elected, such amounts (including the relevant vested Company matching Contribution) may be distributed to you after the earlier of the date of your Termination of Employment or the third anniversary of your Deferral Election Date, unless determined otherwise by the Committee, in its sole discretion.

(c)           Uncertainty as to Method of Payment.  If, with respect to amounts covered by your Deferral Election, you have failed to elect a method of payment or there exists any ambiguity as to the method of payment you elected, the method of payment for such amounts (including the relevant vested Company Matching Contribution) shall be lump sum, unless determined otherwise by the Committee, in its sole discretion.

(d)           Form of Distribution.  All distributions shall be paid in-kind in the form of Units.

8.             Financial Emergencies.  If you experience an Unforeseeable Financial Emergency, you may petition the Committee to (i) suspend any deferrals required but not yet made under your Deferral Election and/or (ii) receive a partial or full payout of your Account Balance.  The Committee shall have complete discretion to accept or reject your petition and to determine the amounts, if any, which may be paid out to you; provided, however, that the payout shall not exceed the lesser of your Account Balance, or the amount reasonably needed to satisfy the Unforeseeable Financial Emergency.

9.             Withdrawal Election.  You (or, after your death, your Beneficiary) may elect, at any time, to withdraw all of your Account Balance, less a withdrawal penalty equal to 10% of such amount.  This election can be made at any time before or after your Retirement, Disability, death or Termination of Employment, and whether or not you (or your Beneficiary) is in the process of being paid pursuant to an installment payment schedule.  No partial withdrawals of your Account Balance shall be allowed.  You (or your Beneficiary) shall make this election by giving the Committee advance written notice of the election in a form determined from time to time by the Committee.  Once you have withdrawn your Account Balance your participation in the Plan shall terminate and you shall not be eligible to participate in the Plan in the future.

10.          Beneficiary Designation.  You are encouraged to designate a Beneficiary to receive your Account Balance under the Plan in the event of your death.  You may do so by completing and signing a Beneficiary Designation Form provided by the Committee and returning it to the Committee.  You shall have the right change a Beneficiary by completing, signing and otherwise complying with the terms of the Beneficiary Designation Form and the Committee’s rules and procedures, as in effect from time to time.  Upon the acceptance by the Committee of a new Beneficiary Designation Form, all Beneficiary designations previously filed shall be canceled.  The Committee shall be entitled to rely on the last Beneficiary Designation Form filed by you and accepted by the Committee prior to your death.  No designation or change in designation of a Beneficiary shall be effective until received, accepted and acknowledged in writing by the Committee or its designated agent.  In the event of your death, the amounts relating to your Elective Deferral and the related Company Matching Contribution as well as all other amounts comprising your Account Balance will be distributed in accordance with your last Beneficiary Designation Form submitted to and acknowledged by the Committee.  If you fail to designate a Beneficiary by way of a properly completed Beneficiary Designation Form acknowledged by the Committee or if your designated Beneficiaries predecease you or die prior to complete distribution of your Account Balance, then your designated Beneficiary shall be deemed to be your estate.  If the Committee has any doubt as to the proper Beneficiary to receive payments pursuant to this Plan, the Committee shall have the right, exercisable in its discretion, to withhold such payments until this matter is resolved to the Committee’s satisfaction.

11.          Tax Withholding.  As and when any Federal, state or local tax or any other charge is required by law to be withheld with respect to the vesting of amounts credited to you, the payment of distributions on any Units credited to you and the distribution of Units or other amounts from your Plan Account (a “Withholding Amount”), you agree promptly to pay the Withholding Amount to the Company in cash.  You agree that if you do not pay the Withholding Amount to the Company, the Company may withhold any unpaid portion of the Withholding Amount from any amount otherwise due to you.  Notwithstanding the foregoing, the Company may, in its sole discretion, establish and amend policies from time to time for the satisfaction of Withholding Amounts by the deduction of a portion of the Units credited to you under the Plan.

12.          Administration.  It is expressly understood that the Committee is authorized to administer, construe, and make all determinations necessary or appropriate to the administration of the Plan and this Plan Agreement, all of which shall be binding upon you.  The Committee is under no obligation to treat you or your interest under the Plan with the treatment provided for other participants in the Plan.

13.                               Miscellaneous.

(a)           This Plan Agreement does not confer upon you any right to continuation of employment by the Company, nor does this Plan Agreement interfere in any way with the Company’s right to terminate your employment at any time.

(b)           Nothing in this Plan Agreement is intended or should be construed as a guarantee or assurance that you will receive any amounts in respect of a Bonus or Year End Commission Payments or any award under the Partners Plan, and all such entitlements remain in the sole discretion of the Company.

(c)           This Plan Agreement will be governed by, and construed in accordance with, the laws of the State of New York (without regard to conflict law provisions).

(d)           This Plan Agreement and the Plan constitute the entire understanding between you and the Company regarding your year 2001 Elective Deferral and the related Company matching Contribution.  Any prior agreements, commitments or negotiations concerning the same are superceded.  This Plan Agreement may be amended only by another written agreement, signed by parties.

BY SIGNING BELOW, YOU AGREE TO ALL OF THE TERMS AND CONDITIONS DESCRIBED ABOVE AND IN THE PLAN.

IN WITNESS WHEREOF, the parties hereto have caused this Plan Agreement to be executed effective as of October 29, 2001.

Alliance Capital Management L.P.
By:	Alliance Capital Management
Corporation, General Partner

Participant Signature:

/s/ Alfred Harrison
Alfred Harrison

ALLIANCE ELECTIVE DEFERRAL PLAN

DEFERRAL ELECTION FORM

Alfred Harrison
Name of Participant

December 31, 2001
Deferral Date

I hereby make the following irrevocable election regarding the deferral of my 2001 bonus/4Q2001 commission and the conversion of that amount into units of Alliance Capital Management Holding L.P. (“Units”) under the provisions of the above-named plan (the “Plan”).  I acknowledge that I have received and reviewed the following documents:  a Plan term sheet, a prospectus for the Plan (which contains the Plan Document), an Alliance 2000 Annual Report, an Alliance 2000 Form 10-K and a Plan Agreement that requires my signature.

Election of the Participant for this Deferral:

I hereby elect to defer a portion of my 2001 bonus/4Q2001 commission equal to 50% (increments of 10%- cannot exceed 50%) of my 2001 Alliance Partners Compensation Plan Award, if any, not to exceed $                and to have that amount converted into Units in accordance with the provisions of the Plan.

/s/ Alfred Harrison	October 27, 2001
Signature of Participant	Date

Alfred Harrison
Print Name

This form must be faxed to Pete Swetz at (212) 969-6854 before 5:00 p.m. on Wednesday, November 14, 2001.  You will receive a confirmation via e-mail within 24 hours of receipt of your fax.  Please do not call Pete’s office unless you do not receive this confirmation within 24 hours.  Forms received after 5:00 p.m. on Wednesday, November 14, 2001 will not be accepted.

ALLIANCE ANNUAL ELECTIVE DEFERRAL PLAN

DISTRIBUTION DATE ELECTION FORM

Alfred Harrison
Name of Participant

December 31, 2001
Deferral Date

I hereby make the following election regarding the distribution of my account balance in the above-named plan (the “Plan”) relating to the above referenced deferral.  I understand that distributions will be made in kind only – units of Alliance Capital Management Holding L.P. (“Units”) – as further described in the Plan document.

Election of the Participant for this Deferral:

☒            Lump sum of Units on or about  Jan. (must be Jan., April, July, or Oct.) of the year 2005 (no sooner than the third anniversary of the deferral date – January, 2005).

☐            Equal annual installments of Units over             years (not to exceed 10 years) with the first distribution to be made on or about              (must be Jan., April, July, or Oct.) of the year             (no sooner than the third anniversary of the deferral date – January, 2005).

Election of the Participant for this Deferral if Termination of Employment:

☒            In addition to the above election, I hereby elect to receive a lump sum distribution relating to this deferral upon termination of employment, if that termination date occurs before the above lump sum date/termination commencement date.

/s/ Alfred Harrison	October 27, 2001
Signature of Participant	Date

Alfred Harrison
Print Name

This form must be faxed to Pete Swetz at (212) 969-6854 before 5:00 p.m. on Wednesday, November 14, 2001.  You will receive a confirmation via e-mail within 24 hours of receipt of your fax.  Please do not call Pete’s office unless you do not receive this confirmation within 24 hours.  Forms received after 5:00 p.m. on Wednesday, November 14, 2001 will not be accepted.